                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                                    FORM T-1

                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION

                          DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                      TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                -----------------

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)

                New York                                      13-5160382
     (Jurisdiction of incorporation                        (I.R.S. Employer
      if not a U.S. national bank)                        Identification No.)

One Wall Street, New York, New York                              10286
(Address of principal executive offices)                      (Zip code)

                                -----------------

                              NEVADA POWER COMPANY
               (Exact name of obligor as specified in its charter)

                Nevada                                     88-0420104
     (State or other jurisdiction                       (I.R.S. Employer
   of incorporation or organization)                   Identification No.)

        6226 West Sahara Avenue
            Las Vegas, Nevada                                 89146
(Address of principal executive offices)                    (Zip code)

                                -----------------

           9% GENERAL AND REFUNDING MORTGAGE NOTES, SERIES G, DUE 2013
                       (Title of the indenture securities)
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ITEM 1.   GENERAL INFORMATION.*

            Furnish the following information as to the Trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the           2 Rector Street, New York, N.Y. 10006
   State of New York                       and Albany, N.Y. 12203
Federal Reserve Bank of New York         33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation    550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association      New York, N.Y. 10005

      (b)   Whether it is authorized to exercise corporate trust powers.

              Yes.

ITEM 2.    AFFILIATIONS WITH OBLIGOR.

               If the obligor is an affiliate of the trustee, describe each such affiliation.

               None. (See Note on page 2.)

ITEM 16.   LIST OF EXHIBITS.

             Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

            1.  -   A copy of the Organization Certificate of The Bank of New
                    York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration
                    Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to
                    Form T-1 filed with Registration Statement No. 33-29637.)

            4.  -   A copy of the existing By-laws of the Trustee.  (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

            6.  -   The consent of the Trustee required by Section 321(b) of the
                    Act.  (Exhibit 6 to Form T-1 filed with Registration
                    Statement No. 33-44051.)
            7.  -   A copy of the latest report of condition of the Trustee
                    published pursuant to law or to the requirements of its supervising or examining authority.

------------------
          * Pursuant to General Instruction B, the Trustee has responded only to Items 1, 2 and 16 of this form since to the best of the knowledge of the Trustee the obligor is not in default under any indenture under which the Trustee is a trustee.

                                       2
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                                      NOTE

          Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

          Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                    SIGNATURE

          Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 13th day of May, 2004.

                                     THE BANK OF NEW YORK



                                         By:    /s/ Stacey B. Poindexter
                                               --------------------------------
                                         Name:  Stacey B. Poindexter
                                         Title: Assistant Vice President


                                        3
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                                                                       EXHIBIT 7
                                                                   (Page 1 of 3)

                       Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
                                                                    In Thousands
ASSETS
Cash and balances due from depository
   institutions:
   Noninterest-bearing balances and currency and coin ..........     $ 3,752,987
   Interest-bearing balances ...................................       7,153,561
Securities:
   Held-to-maturity securities .................................         260,388
   Available-for-sale securities ...............................      21,587,862
Federal funds sold in domestic offices .........................         165,000
Securities purchased under agreements to resell ................       2,804,315
Loans and lease financing receivables:
   Loans and leases held for sale ..............................         557,358
   Loans and leases, net of unearned income........36,255,119
   LESS: Allowance for loan and lease losses..........664,233
   Loans and leases, net of unearned
      income and allowance .....................................      35,590,886
Trading Assets .................................................       4,892,480
Premises and fixed assets (including capitalized leases) .......         926,789
Other real estate owned ........................................             409
Investments in unconsolidated subsidiaries and associated
   companies....................................................         277,788
Customers' liability to this bank on acceptances outstanding ...         144,025
Intangible assets
   Goodwill ....................................................       2,635,322
   Other intangible assets .....................................         781,009
Other assets ...................................................       7,727,722
                                                                     -----------
Total assets ...................................................     $89,257,901
                                                                     ===========

                                                                       EXHIBIT 7
                                                                   (Page 2 of 3)


LIABILITIES
Deposits:

   In domestic offices .........................................     $33,763,250
   Noninterest-bearing ...............................14,511,050
   Interest-bearing ..................................19,252,200
   In foreign offices, Edge and Agreement subsidiaries,
      and IBFs .................................................      22,980,400
   Noninterest-bearing ..................................341,376
   Interest-bearing ..................................22,639,024
Federal funds purchased in domestic
  offices ......................................................         545,681
Securities sold under agreements to repurchase .................         695,658
Trading liabilities ............................................       2,338,897
Other borrowed money:
   (includes mortgage indebtedness and obligations under
      capitalized leases) ......................................      11,078,363
Bank's liability on acceptances executed and outstanding .......         145,615
Subordinated notes and debentures ..............................       2,408,665
Other liabilities ..............................................       6,441,088
                                                                     -----------
Total liabilities ..............................................     $80,397,617
                                                                     ===========
Minority interest in consolidated subsidiaries .................         640,126

EQUITY CAPITAL

Perpetual preferred stock and related
   surplus .....................................................               0
Common stock ...................................................       1,135,284
Surplus ........................................................       2,077,255
Retained earnings ..............................................       4,955,319
Accumulated other comprehensive income .........................          52,300
Other equity capital components ................................               0
Total equity capital ...........................................       8,220,158
                                                                     -----------
Total liabilities minority interest and equity capital .........      89,257,901
                                                                     ===========

                                                                       EXHIBIT 7
                                                                   (Page 3 of 3)

          I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Thomas J. Mastro,
                                           Senior Vice President and Comptroller

          We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi                                Directors
Gerald L. Hassell
Alan R. Griffith